                                                                    EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

   We consent to the use in this Registration Statement of Ariel Corporation on Form S-4 of our report dated September 26, 2000 on MAYAN Networks Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding uncertainty of MAYAN Networks' ability to continue as a going concern), appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

   We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/ Prospectus.

/s/ Deloitte & Touche LLP
San Jose, California
May 22, 2001